UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2012 (September 13, 2012)

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 13, 2012, Venoco, Inc. (the “Company”) entered into an Agreement Regarding Further Extension of Financing Date (the “Extension Agreement”) with Denver Parent Corporation (“Parent”) and Denver Merger Sub Corporation (“Merger Sub”).  Parent and Merger Sub are affiliates of Timothy Marquez, the Company’s Executive Chairman and former CEO.  The Extension Agreement relates to the Agreement and Plan of Merger, dated as of January 16, 2012, by and among the Company, Mr. Marquez, Parent and Merger Sub (the “Merger Agreement”), and extends the “Financing Date,” as that term is defined in the Merger Agreement, to October 5, 2012, and changes the “End Date,” as that term is defined in the Merger Agreement, to October 8, 2012.

The foregoing description of the Extension Agreement does not purport to describe all of the terms of that agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit No.	Description

2.1	Agreement Regarding Further Extension of Financing Date, dated as of September 13, 2012, by and among Venoco, Inc., Denver Parent Corporation and Denver Merger Sub Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2012

VENOCO, INC.

	By:	/s/ Ed O’Donnell
Name: Ed O’Donnell
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement Regarding Further Extension of Financing Date, dated as of September 13, 2012, by and among Venoco, Inc., Denver Parent Corporation and Denver Merger Sub Corporation.